Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$30,238,939
Realized Gain (Loss) on Swap Contracts	12,045,613
Unrealized Gain (Loss) on Market Value of Commodity Futures	18,656,461
Unrealized Gain (Loss) on Fair Value of Swap Contracts	(94)
Dividend Income	1,001,894
Interest Income	455,245
ETF Transaction Fees	6,300
Total Income (Loss)	$62,404,358

Expenses
General Partner Management Fees	$269,797
Professional Fees	141,156
Brokerage Commissions	101,706
Directors' Fees and Insurance	13,819
License Fees	6,744
Total Expenses	$533,222
Net Income (Loss)	$61,871,136

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/26	$542,663,007
Additions (100,000 Shares)	1,094,440
Withdrawals (11,400,000 Shares)	(131,645,773)
Net Income (Loss)	61,871,136

Net Asset Value End of Month	$473,982,810
Net Asset Value Per Share (39,746,103 Shares)	$11.93

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596